[별지 제41호 서식]
경기도 성남시 분당구
황새울로312번길 20

공증인 문정환 사무소

(전화) 031-701-0900
(팩스) 031-709-1717

Registered No. 2022-544

NOTARIAL CERTIFICATE

MOON JUNG HWAN NOTARY OFFICE

20,Hwangsaeul-ro 312beon-gil, Bundang-gu,
Seongnam-si, Gyeonggi-do Korea

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jace Knie with full power to act singly, as the undersigned's true and lawful attorney-in-fact, with full power of substitution, to:

1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or beneficial owner of Valuence Merger Corp. I (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of February, 2022.

By:
Name: Dr. Joong Myung Cho
Title: Director

[별지 제42호 서식]

등부 2022년 제544호	Registered No. 2022-544

인 증 / NOTARIAL CERTIFICATE

위 위임장에 기재된 촉탁인 조중명의 대리인 이호진은 본 공증인의 면전에서 위 사서증서에 위 본인이 서명한 것임을 자인하였다.

HOJIN LEE, attorney-in-fact of JOONG MYUNG CHO, appeared before me and admitted his subscription to the attached POWER OF ATTORNEY.

2022년 2월 18일 이 사무소에서 위 인증한다.

This is hereby attested on this 18th day of February, 2022 at this office.

공증사무소명칭
공증인 문정환 사무소

Name of the office
MOON JUNG HWAN NOTARY OFFICE

소속
수원지방검찰청

Belong to
Suwon District Prosecutors'Office

소재지표시
경기도 성남시 분당구 황새울로312번길 20

Address of the office
20,Hwangsaeul-ro 312beon-gil, Bundang-gu, Seongnam-si, Gyeonggi-do Korea

공증인

MOON JUNG HWAN

(Signature of Notary Public)

This office has been authorized by the Minister of Justice, the Republic of Korea, to act as Notary Public since November 09, 2013 under Law No. 157.

210㎜×297㎜ (보존용지(1종) 70g/㎡)